Exhibit 99.1

 KATHLEEN A. CORBET NAMED INDEPENDENT DIRECTOR OF TCP CAPITAL CORP.

SANTA MONICA, Calif. – March 9, 2017 – TCP Capital Corp. (“TCPC”) today announced the appointment of Kathleen A. Corbet as an independent director. Ms. Corbet will serve on the Audit Committee, Governance and Compensation Committee, and Joint Transactions Committee.

“We are extremely pleased to welcome Kathleen to our board of directors,” said Howard Levkowitz, Chairman and CEO of TCP Capital Corp. “Kathleen has extensive leadership, operating and corporate governance expertise. We look forward to her guidance as we continue our mission to provide growth capital solutions to middle-market companies and to generate sustainable and attractive risk-adjusted returns for our shareholders.”

Ms. Corbet is the founder and principal of Cross Ridge Capital, LLC, a firm focused on private investment and strategic consulting for the fin-tech and data sectors. From 2004 to 2007, she was president of the financial market intelligence firm, S&P Global. From 1993 to 2004, she held several executive positions at the global investment management and research firm, Alliance Bernstein LP, including executive vice president and chief executive officer of the firm’s fixed income division and was also a member of the firm’s executive committee. Previously, she was an executive at Equitable Capital Management Corporation where she led the firm’s fixed income division prior to its merger with Alliance Capital.

Ms. Corbet serves as the lead director of MassMutual Financial Group and a director of CEB Inc., formerly known as Corporate Executive Board, and has also contributed to numerous non-profit and civic boards. In 2016, she was named a Board Leadership Fellow by the National Association of Corporate Directors. Ms. Corbet holds a B.S. from Boston College and an M.B.A. from New York University’s Stern School of Business.

About TCP Capital Corp.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies as well as small businesses.  TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise.  TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager.  For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risks” section of the company’s shelf registration statement declared effective on May 6, 2016, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

Contact

TCP Capital Corp.
Jessica Ekeberg
310-566-1094
investor.relations@tcpcapital.com